Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact: Frank Yoshino Vice President, Finance (714) 885-3697	Press Contact: Robin Austin Director, Public Relations (714) 885-3462
EMULEX ANNOUNCES PRELIMINARY
FOURTH QUARTER RESULTS

     COSTA MESA, Calif., July 10, 2008 — Emulex Corporation (NYSE:ELX), today announced that it expects to report revenues of approximately $111-$113 million for the fourth fiscal quarter ended June 29, 2008, compared to the range of $118-$123 million previously projected in April 2008 during the Company’s third quarter conference call. The Company expects non-GAAP earnings per share for its fourth fiscal quarter to be approximately $0.19-$0.20 per diluted share, compared to the prior projection of $0.24-$0.27 per diluted share. On a GAAP basis, excluding any charges related to the recently implemented globalization initiatives, the Company expects to report earnings of approximately $0.08-$0.09 per diluted share compared to the prior projection of $0.13-$0.16 per diluted share. Although the exact amount of the charges related to the globalization initiatives cannot be determined at this time, such charges may result in an after tax loss for the quarter on a GAAP basis.
Preliminary Results:
•	Host Server Products Revenues of $83-$84 Million

•	Embedded Storage Products Revenues of $28-$29 million

•	Gross margins of approximately 67 percent on a non-GAAP basis and 63 percent on a GAAP basis

•	Cash balances increased by approximately $18 million to approximately $350 million

Emulex Announces Preliminary Fourth Quarter Results
July 10, 2008

     “While we were able to deliver our 10th consecutive year of top line revenue growth, we are clearly disappointed with the results of the fourth quarter,” stated Jim McCluney, President and CEO. “After a record third quarter we experienced a steeper decline in our Embedded Storage Products than anticipated. This weakness in ESP was combined with lower than anticipated revenues in the Host Server Products primarily through the distribution channel which historically has been strong at the end of the quarter.”
     “While the near term business environment is more challenging than we would like, the Company remains financially healthy and we are very focused on delivering stronger results in fiscal 2009,” McCluney concluded.
     Emulex expects to announce its final fourth quarter and year-end 2008 financial and operating results on August 7, 2008 and will provide additional information and commentary during its regularly scheduled quarterly conference call after the market closes on that date.
About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks enabling access to information that is open, adaptable and secure. The world’s largest storage and server OEMs rely on our highly flexible common architecture to establish a robust foundation for cost effectively integrating a wide array of storage protocols, standards, and speeds. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters is located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Emulex Announces Preliminary Fourth Quarter Results
July 10, 2008

Note Regarding Preliminary Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release (i) non-GAAP gross margins and (ii) non-GAAP diluted earnings per share. These non-GAAP financial measures are adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
Preliminary Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, and (ii) stock-based compensation expense. At the time of an acquisition, the intangible assets of the acquired company are recorded at fair value and amortized over their estimated useful lives. The Company believes that such intangibles do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established.

Emulex Announces Preliminary Fourth Quarter Results
July 10, 2008

As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors.
The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
Preliminary Non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles and (ii) stock-based compensation expense. In addition, non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin.
GAAP and Non-GAAP diluted earnings per share do not reflect tax and other charges associated with the Company’s globalization initiatives, the amount of which cannot be ascertained at this time.

Emulex Announces Preliminary Fourth Quarter Results
July 10, 2008

The Company believes disclosure of non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: The statements and financial information set forth above are preliminary and contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation in the US and other countries; changes in our effective tax rate; fluctuations in freight costs and potential disruptions in the transportation infrastructure for our products and components; the increased travel, infrastructure, accounting, and legal compliance costs associated with multiple international locations; potential restrictions on transferring funds between countries and difficulties associated with repatriating cash generated or held outside of the United States in a tax-efficient manner; difficulty maintaining management oversight and control of remote locations; potential governmental challenges to our transfer pricing practices in the US and other countries; currency exchange rate movements that could impact our business operating results and financial condition,

Emulex Announces Preliminary Fourth Quarter Results
July 10, 2008

changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces Preliminary Fourth Quarter Results
July 10, 2008

Reconciliation of Preliminary GAAP gross margin to non-GAAP gross margin:

June 29,
2008
GAAP gross margin	63%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%
Amortization of intangibles	4.0%

Non-GAAP gross margin	67%

Reconciliation of Preliminary GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	June 29,
(shares in 000s)	2008
Diluted GAAP earnings per share as presented above	$0.08-$0.09

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Charges related to globalization initiatives	N/A	[1]
Stock-based compensation	0.06
Amortization of intangibles	0.06

Impact on diluted earnings per share	0.11

Non-GAAP diluted earnings per share	$0.19-$0.20

Diluted shares used in non-GAAP per share computations	83,712

[1]	Not Available-Amounts to be determined
Note: GAAP and non-GAAP diluted earnings per share do not reflect tax and other charges associated with the Company’s globalization initiatives, the amount of which cannot be ascertained at this time. Such charges may result in an after tax loss for the quarter on a GAAP basis.